Exhibit 1.2

PRICING AGREEMENT

April 7, 2014

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated April 7, 2014 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).

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Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Twenty-Fifth Supplemental Indenture to be dated April 10, 2014, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

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Very truly yours,

METLIFE, INC.

By:	/s/ Marlene B. Debel
	Name:	Marlene B. Debel
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Matthew Basler
	Name:	Matthew Basler
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Travis H. Barnes
	Name:	Travis H. Barnes
	Title:	Managing Director

[Signature page to Senior Notes Pricing Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
	Name:	Mary Hardgrove
	Title:	Managing Director

By:	/s/ Adam Raucher
	Name:	Adam Raucher
	Title:	Director

[Signature page to Senior Notes Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Vice President

[Signature page to Senior Notes Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $1,000,000,000 3.600% Senior Notes due 2024 to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$170,000,000
Barclays Capital Inc.	170,000,000
Deutsche Bank Securities Inc.	170,000,000
J.P. Morgan Securities LLC	170,000,000
Morgan Stanley & Co. LLC	170,000,000
BNP Paribas Securities Corp.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
Mizuho Securities USA Inc.	30,000,000
SMBC Nikko Securities America, Inc.	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000

Total	$1,000,000,000

[Signature page to Senior Notes Pricing Agreement]

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

April 7, 2014

Relating to

Preliminary Prospectus Supplement dated April 7, 2014 to

Prospectus dated November 15, 2013

Registration Statement No. 333-192366

MetLife, Inc.

$1,000,000,000 3.600% Senior Notes due 2024

Final Term Sheet

April 7, 2014

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	3.600% Senior Notes due 2024

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.992% of principal amount plus accrued interest, if any, from April 10, 2014

Gross Underwriting Discount:	0.45%

Proceeds to Issuer Before Expenses:	$995,420,000

Maturity Date:	April 10, 2024

Pricing Date:	April 7, 2014

Settlement Date:	April 10, 2014

Interest Payment Dates:	Semi-annually on April 10 and October 10 of each year

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First Interest Payment Date:	October 10, 2014

Coupon:	3.600%

Benchmark Treasury:	UST 2.75% due February 15, 2024

Spread to Benchmark Treasury:	T + 90 bps

Benchmark Treasury Price and Yield:	100-13+; 2.701%

Yield to Maturity:	3.601%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 15 bps.

CUSIP/ISIN:	59156R BH0 / US59156RBH03

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Co-Managers:	BNP Paribas Securities Corp. HSBC Securities (USA) Inc. Mizuho Securities USA Inc. SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.

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The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322, Barclays Capital Inc. toll free at (888) 603-5847, Deutsche Bank Securities Inc. toll free at (800) 503-4611, J.P. Morgan Securities LLC collect at (212) 834-4533, or Morgan Stanley & Co. LLC at (866) 718-1649.

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SCHEDULE III

TO PRICING AGREEMENT

Underwriters Purchase Price of 3.600% Senior Notes due 2024: 99.542% of the principal amount thereof

Closing Date: April 10, 2014

Addresses for Notices, etc. to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza, NY1-050-12-01

New York, NY 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Fax: (212) 901-7881

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Fax: (212) 797-2202, with a copy to General Counsel, Fax: (212) 797-4561

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk – 3rd Floor

Fax: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Fax: (212) 507-8999

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